UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2012

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices, including zip code)

(619) 596-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by PURE Bioscience, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on September 13, 2011 (the “Original Report”) relating to an Underwriting Agreement between the Company and Aegis Capital Corp. (the “Agreement”). In the Original Report the Company included a copy of the Agreement as an Exhibit which mistakenly noted the incorrect name of the individual executing the Agreement on behalf of Aegis Capital Corp. Accordingly, this Amendment amends the Original Report for the sole purpose of attaching a corrected copy of the Agreement (as Exhibit 1.1) with the correct name of the signatory from Aegis Capital Corp. Except as described above, no other changes have been made to the Original Report, and this Amendment does not modify or update any other information in the Original Report. The Original Report should be read in conjunction with filings made by the Company with the SEC subsequent to the date of the Original Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.
Dated: September 13, 2012	By:	/s/ Michael L. Krall
Michael L. Krall President, Chief Executive Officer, Interim Chief Financial Officer